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                                                                  EXHIBIT 10.29

                           SECURITY AND LOAN AGREEMENT
                              (ACCOUNTS RECEIVABLE)

     THIS SECURITY AND LOAN AGREEMENT (Accounts Receivable) is entered into as of March 27, 1997 (this "Loan Agreement") between EXCITE, INC., a California corporation (herein called "Borrower") and IMPERIAL BANK (herein called "Bank").

     1. Facility-A Commitment. Subject to all the terms and conditions of this Loan Agreement and prior to the termination of its commitment as hereinafter provided, Bank hereby agrees to make loans (each a "Facility-A Loan") to Borrower, from time to time and in such amounts as Borrower shall request pursuant to this Section 1, up to an aggregate principal amount outstanding under the Facility-A Loan Account (as hereinafter defined) not to exceed the lesser of: (a) eighty percent (80.0%) of Eligible Accounts (the "Borrowing Base") and (b) $3,000,000.00 (the "Facility-A Commitment Amount"). If at any time or for any reason, the outstanding principal amount of the Facility-A Loan Account (as such may be increased by the exercise of the Facility-B Conversion Option (as hereinafter defined) is greater than the lesser of: (i) the Borrowing Base or (ii) the Facility-A Commitment Amount, Borrower shall immediately pay to Bank, in cash, the amount of such excess. Any commitment of Bank, pursuant to the terms of this Loan Agreement, to make Facility-A Loans shall expire on the Facility-A Maturity Date (as hereinafter defined), subject to Bank's right to renew said commitment in its sole and absolute discretion at Borrower's request. Any such renewal of said commitment shall not be binding upon Bank unless it is in writing and signed by an officer of Bank. If Bank decides to terminate this line of credit prior to the Facility-A Maturity Date, then, provided that no Event of Default (as hereinafter defined) has occurred and is continuing, Bank shall give Borrower ninety (90) days prior written notice of such termination. Provided that no Event of Default has occurred and is continuing, all or any portion of the Facility-A Loans advanced by Bank which are repaid by Borrower shall be available for reborrowing in accordance with the terms hereof. Borrower promises to pay to Bank the entire outstanding unpaid principal balance (and all accrued unpaid interest thereon) of the Facility-A Loan Account three hundred sixty-four (364) days from the date hereof ("Facility-A Maturity Date").

          A. Facility-A Loans. The amount of each Facility-A Loan made by Bank to Borrower hereunder shall be debited to the loan ledger account of Borrower maintained by Bank for the Facility-A Commitment (herein called the "Facility-A Loan Account") and Bank shall credit the Facility-A Loan Account with all loan repayments in respect thereof made by Borrower. When Borrower desires to obtain a Facility-A Loan, Borrower shall notify Bank (which notice shall be signed by an officer of Borrower and shall be irrevocable) in accordance with Section 4 hereof, to be received no later than 3:00 p.m. Pacific time one (1) business day before the day on which the Facility-A Loan is to be made. Facility-A Loans may only be used for general corporate and working capital purposes.

               (i) Interest Payments on Facility-A Loans. Borrower further promises to pay to Bank from the date of the advance of the initial Facility-A Loan through the Facility-A Maturity Date, on or before the tenth (10th) day of each month, interest on the average daily unpaid balance of the Facility-A Loan Account during the immediately preceding month at a rate of interest per annum which Bank has announced as its prime lending rate (the "Prime Rate"), which shall vary concurrently with any change in the Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the Facility-A Loan Account is outstanding divided by 360, which shall for interest computation purposes be considered one
(1) year.

          B. Amendment to Facility-A Commitment Upon Conversion of Facility-B Commitment. Upon the exercise by Borrower of the Facility-B Conversion Option, beginning on the Facility-B Conversion Date (as hereinafter defined), the Facility-A Commitment Amount shall be increased by $3,000,000.00 to $6,000,000.00. Following the date thereof, Bank agrees to make Facility-A Loans to Borrower, subject to the terms and conditions contained in Sections 1 and 1A hereof.

               (i) Interest Payments on Facility-A Loans Following Conversion of Facility-B Loans. Borrower further promises to pay to Bank: (a) on or before October 10, 1997, any unpaid interest accrued on the outstanding balance of the Facility-B Loan Account through September 30, 1997, at the rate of interest provided for in

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Section 2A(i) hereof, (b) on or before October 10, 1997, any unpaid interest accrued on the outstanding balance of the Facility-A Loan Account through September 30, 1997, at the rate of interest provided for in Section 1A(i) hereof, and (c) on or before November 10, 1997 and on the tenth (10th) day of each month thereafter, interest on the average daily unpaid balance of the Facility-A Loan Account following the Facility B Conversion Date during the immediately preceding month at the rate of interest provided for and computed in accordance with in Section 1A(i) hereof.

     2. Facility-B Commitment. Subject to all the terms and conditions of this Loan Agreement and prior to the termination of its commitment as hereinafter provided, Bank hereby agrees to make loans (each a "Facility-B Loan") to Borrower, in such amounts as Borrower shall request pursuant to this Section 2, at any time from the date hereof through September 30, 1997 (the "Facility-B Maturity Date"), in an aggregate principal amount not to exceed $3,000,000.00 (the "Facility-B Commitment Amount"). If at any time or for any reason, the outstanding principal amount of the Facility-B Loan Account (as hereinafter defined) is greater than the Facility-B Commitment Amount, Borrower shall immediately pay to Bank, in cash, the amount of such excess. Any commitment of Bank, pursuant to the terms of this Loan Agreement, to make Facility-B Loans shall expire on the Facility-B Maturity Date, subject to Bank's right to renew said commitment in its sole and absolute discretion at Borrower's request. Any such renewal of said commitment shall not be binding upon Bank unless it is in writing and signed by an officer of Bank. If Bank decides to terminate this line of credit prior to the Facility-B Maturity Date, then, provided that no Event of Default (as hereinafter defined) has occurred and is continuing, Bank shall give Borrower ninety (90) days prior written notice of such termination. Provided that no Event of Default has occurred and is continuing, all or any portion of the Facility-B Loans advanced by Bank which are repaid by Borrower shall be available for reborrowing in accordance with the terms hereof.

          A. Facility-B Loans. The amount of each Facility-B Loan made by Bank to Borrower hereunder shall be debited to the loan ledger account of Borrower maintained by Bank for the Facility-B Commitment (herein called the "Facility-B Loan Account") and Bank shall credit the Facility-B Loan Account with all loan repayments in respect thereof made by Borrower. When Borrower desires to obtain a Facility-B Loan, Borrower shall notify Bank (which notice shall be signed by an officer of Borrower and shall be irrevocable) in accordance with Section 4 hereof, to be received no later than 3:00 p.m. Pacific time one (1) business day before the day on which the Facility-B Loan is to be made. Facility-B Loans may only be used for general corporate and working capital purposes. Borrower promises to pay to Bank the entire outstanding principal balance (and all accrued unpaid interest thereon) of the Facility-B Loan Account on the Facility-B Maturity Date; provided, however, if Borrower delivers at least two
(2) business days' prior written notice to Bank that it does not intend to repay the outstanding principal balance of the Facility-B Loan Account on the Facility-B Maturity Date, then on the day immediately following the Facility-B Maturity Date ("Facility-B Conversion Date"), the outstanding principal balance of the Facility-B Loan Account shall be added to the outstanding principal balance of the Facility-A Loan Account (the "Facility-B Conversion Option"), and thereafter shall be subject to all of the terms and conditions of the Facility-A Commitment.

               (i) Interest Payments on Facility-B Loans. Borrower further promises to pay to Bank from the date of the advance of the initial Facility-B Loan through the Facility-B Maturity Date, on or before the tenth (10th) day of each month, interest on the average daily unpaid balance of the Facility-B Loan Account during the immediately preceding month at a rate of interest equal to one-quarter of one percent (0.25 %) per annum in excess of the Prime Rate, which shall vary concurrently with any change in the Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the Facility-B Loan Account is outstanding divided by 360, which shall for interest computation purposes be considered one
(1) year.

     3. Facility-C Commitment. Upon receipt by Borrower of new or additional equity investments by any new or existing shareholders of Borrower totalling at least Fifteen Million Dollars ($15,000,000.00) and delivery of evidence to Bank of such equity investment, in form satisfactory to Bank, and subject to all the terms and conditions of this Loan Agreement and prior to the termination of its commitment as hereinafter provided, Bank hereby agrees to make loans (each a "Facility-C Loan") to Borrower in such amounts as Borrower shall request pursuant to this Section 3 at any time from the date hereof through March 31, 1998 (the "Facility-C Availability End Date"), in an aggregate principal amount not to exceed to exceed $1,500,000.00 (the "Facility-C Commitment Amount"). If at any time or for any reason, the outstanding principal amount of the Facility-C Loan Account (as hereinafter defined) is greater than the Facility-C Commitment Amount, Borrower shall immediately pay to Bank, in cash, the amount of such excess. Any commitment of Bank, pursuant to the terms of this


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Loan Agreement, to make Facility-C Loans shall expire on the Facility-C
Availability End Date (as hereinafter defined), subject to Bank's right to renew said commitment in its sole and absolute discretion at Borrower's request. Any such renewal of said commitment shall not be binding upon Bank unless it is in writing and signed by an officer of Bank. If Bank decides to terminate this line of credit prior to the Facility-C Maturity Date, then, provided that no Event of Default (as hereinafter defined) has occurred and is continuing, Bank shall give Borrower ninety (90) days prior written notice of such termination. Facility-C Loans which are repaid by Borrower may not be reborrowed. Borrower promises to pay to Bank the outstanding unpaid principal balance (and all accrued unpaid interest thereon) of the Facility-C Loan Account on March 31, 2000 ("Facility-C Maturity Date").

          A. Facility-C Loans. The amount of each Facility-C Loan made by Bank to Borrower hereunder shall be debited to the loan ledger account of Borrower maintained by Bank for the Facility-C Commitment (herein called the "Facility-C Loan Account") and Bank shall credit the Facility-C Loan Account with all loan repayments in respect thereof made by Borrower. When Borrower desires to obtain a Facility-C Loan, Borrower shall notify Bank (which notice shall be signed by an officer of Borrower and shall be irrevocable) in accordance with Section 4 hereof, to be received no later than 3:00 p.m. Pacific time one (1) business day before the day on which the Facility-C Loan is to be made. The notice shall be signed by an officer of Borrower and include a copy of the invoice for the equipment to be financed. Facility-C Loans may only be used to purchase equipment and will be limited to one hundred percent (100%) of the invoice amount for such equipment, approved from time to time by Bank, less any taxes, shipping and freight charges or discounts, warranty charges, installation expenses and other soft costs.

               (i) Interest Payments Prior to Facility-C Availability End Date. Borrower further promises to pay to Bank from the date of the advance of the initial Facility-C Loan through the Facility-C Availability End Date, on or before the tenth (10th) day of each month, through and including a payment on April 10, 1998, interest on the average daily unpaid balance of the Facility-C Loan Account during the immediately preceding month at a rate of interest equal to one-quarter of one percent (0.25 %) per annum in excess of the Prime Rate, which shall vary concurrently with any change in the Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the Facility-C Loan Account is outstanding divided by 360, which shall for interest computation purposes be considered one
(1) year.

               (ii) Principal Repayment and Interest Payments Following Facility-C Availability End Date. Borrower further promises to pay to Bank, on or before May 10, 1998 and on or before the tenth (10th) day of each month thereafter through the Facility-C Maturity Date, (a) the outstanding principal balance of the Facility-C Loan Account on the Facility-C Availability End Date in equal monthly installments plus (b) interest on the average daily unpaid balance of the Facility-C Loan Account accruing from and after April 1, 1998, during the immediately preceding month at the rate of interest and computed in accordance with Section 3A(i) hereof.

     4. Loan Requests. Requests for Loans hereunder shall be in writing duly executed by Borrower in a form satisfactory to Bank and shall contain a certification setting forth the matters referred to in Sections 1, 2 or 3 hereof, which shall disclose that Borrower is entitled to the amount and type of Loan being requested. Bank is hereby authorized to charge Borrower's deposit account(s) with Bank for all sums due Bank under this Loan Agreement.

     5. Definitions. As used in this Loan Agreement and unless otherwise defined herein, all initially capitalized terms shall have the meanings set forth on Exhibit A attached hereto and incorporated herein by this reference.


     6. Assignment of Accounts. Borrower hereby assigns to Bank all of Borrower's present and future Accounts, including all proceeds due thereunder, all guaranties and security therefor, and hereby grants to Bank a continuing security interest in all moneys collected as contemplated under Section 7 hereof as security for any and all obligations of Borrower to Bank, whether now owing or hereafter incurred and whether direct, indirect, absolute or contingent. So long as Borrower is indebted to Bank or Bank is committed to extend credit to Borrower and there shall exist and be continuing an Event of Default, Borrower will execute and deliver to Bank such assignments, including Bank's standard forms of Specific or General Assignment covering individual Accounts, notices, financing statements, and other documents and papers as Bank may require in order to affirm, effectuate or further assure the assignment to Bank of the Collateral or to give any third party, including the account debtors obligated on the Accounts, notice of Bank's interest in the Collateral. Notwithstanding the



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foregoing, so long as no Event of Default has occurred and is continuing,
Borrower shall be entitled to use the proceeds of such Accounts in the ordinary course of its business.

     7. Collection of Accounts. Until Bank exercises its rights to collect the Accounts pursuant to Section 16 hereof, Borrower will collect with diligence all Borrower's Accounts. Any collection of Accounts by Borrower, whether in the form of cash, checks, notes, or other instruments for the payment of money (properly endorsed or assigned where required to enable Bank to collect same), shall be in trust for Bank. If an Event of Default has occurred, Borrower shall keep all such collections separate and apart from all other funds and property so as to be capable of identification as the property of Bank and deliver said collections daily to Bank in the identical form received. The proceeds of such collections when received by Bank may be applied by Bank directly to the payment of the Loan Account or to any other obligation secured hereby. Any credit given by Bank upon receipt of said proceeds shall be conditional credit subject to collection. Returned items at Bank's option may be charged to Borrower's deposit account with Bank. All collections of the Accounts shall be set forth on an itemized schedule, showing the name of the account debtor, the amount of each payment and such other information as Bank may request.

     8. Returns and Adjustments. Until Bank exercises its rights to collect the Accounts pursuant to Section 16 hereof, Borrower may continue its present policies with respect to returned merchandise and adjustments. However, Borrower shall immediately notify Bank of all cases involving repossessions, and material loss or damage of or to merchandise represented by the Accounts.

     9.   Representations and Warranties. Borrower represents and warrants to
Bank: (a) That Borrower is a corporation, duly organized and existing in the State of its incorporation and the execution, delivery and performance of each of the Loan Documents are within Borrower's corporate powers, have been duly authorized and are not in conflict with law or the terms of any charter, by-law or other incorporation papers, or of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected; (b) Borrower is, and at the time the Collateral becomes subject to Bank's security interest will be, the true and lawful owner of and has, and at the time the Collateral becomes subject to Bank's security interest will have, good and clear title to the Collateral, subject only to Bank's rights therein and to Permitted Liens; (c) Each Account is, and at the time the Account comes into existence will be, a true and correct statement of a bona fide indebtedness incurred by the debtor named therein in the amount of the Account for either merchandise sold or delivered (or being held subject to Borrower's delivery instructions) to, or services rendered, performed and accepted by, the account debtor; (d) That there are and will be no defenses, counterclaims, or setoffs which may be asserted against the Accounts from time to time represented by Borrower to be Eligible Accounts, except as permitted in the definition thereof; (e) Any and all financial information, including information relating to the Collateral, submitted by Borrower to Bank, whether previously or in the future, is and will be true and correct; (f) Except for that certain Complaint for Damages filed on November 18, 1996 in the Superior Court of the State of California for the County of Santa Clara, Case No. CV762189, a copy of which has been previously delivered to Bank, which litigation if adversely determined to Borrower would not have an Material Adverse Effect, there is no litigation or other proceeding pending or threatened against or affecting Borrower, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority; (g) (i) The consolidated and consolidating balance sheets of Borrower dated as of December 31, 1996, and the related consolidated and consolidating profit and loss statements for the fiscal year then ended, a copy of which has heretofore been delivered to Bank by Borrower, and all other statements and data submitted in writing by Borrower to Bank in connection with Borrower's request for credit are true and correct, and said balance sheet and profit and loss statement accurately present the financial condition of Borrower as of the date thereof and the results of the operations of Borrower for the period covered thereby, and have been prepared in accordance with GAAP, (ii) since such date, there have been no material adverse changes in the financial condition of Borrower, and (iii) Borrower has no knowledge of any material liabilities, contingent or otherwise, at such date not reflected in said balance sheet, and Borrower has not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a Materially Adverse Effect upon its financial condition, operations or business as now conducted; (h) Borrower has no liability for any delinquent local, state or federal taxes, and, if Borrower has contracted with any government agency, it has no liability for renegotiation of profits; and (i) Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with valid trademarks, trade names, copyrights, patents, patent rights and license rights of others.



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     10.  Negative Covenants. Borrower agrees that so long as any loans, obligations or liabilities remain outstanding or unpaid to Bank or the commitment of Bank hereunder is in effect, neither Borrower, nor any of its subsidiaries will, without the prior written consent of Bank:

          A. Make any substantial change in the character of its business as now conducted.

          B. Create, incur, assume or permit to exist any Indebtedness other than loans from Bank except obligations now existing as shown in the financial statements dated December 31, 1996, excluding those being refinanced by Bank, Subordinated Debt and Permitted Indebtedness; or sell or transfer, either with or without recourse, any accounts or notes receivable or any monies due or to become due.

          C. Create, incur, assume or permit to exist any mortgage, pledge, encumbrance, lien or charge of any kind (including the charge upon property at any time purchased or acquired under conditional sale or other title retention agreement) upon any asset now owned or hereafter acquired by it, other than Permitted Liens and liens in favor of Bank.

          D. Sell, dispose of or grant a security interest in any of the Collateral other than to Bank (other than the disposing of such Collateral in the ordinary and normal course of its business as now conducted or other assets which are obsolete or otherwise considered surplus), or execute any financing statements covering the Collateral in favor of any secured party or Person other than Bank.

          E. Make any loans or advances to any Person or other entity other than in the ordinary and normal course of its business as now conducted (provided that such loans or advances are not made to any Person or entity which is controlled by or under common control with Borrower) or make any investment in the securities of any Person or other entity other than the United States Government.

          F. Purchase or otherwise acquire all or substantially all of the assets or business of any Person or other entity; or liquidate, dissolve, merge or consolidate, or commence any proceedings therefore; or, except in the ordinary and normal course of its business as now conducted, sell (including, without limitation, the selling of any property or other asset accompanied by the leasing back of the same) any assets including any fixed assets, any property, or other assets necessary for the continuance of its business as now conducted.

          G. Declare or pay any dividend or make any other distribution on any of its capital stock now outstanding or hereafter issued or purchase, redeem or retire any of such stock other than in dividends or distributions payable in Borrower's or any such subsidiary's capital stock.

     11. Affirmative Covenants. Borrower affirmatively covenants that so long as any loans, obligations or liabilities remain outstanding or unpaid to Bank or the commitment of Bank hereunder is in effect, it will:

          A. Furnish Bank from time to time such financial statements and information as Bank may reasonably request and inform Bank immediately upon the occurrence of a material adverse change therein;

          B. Within thirty (30) days from the date hereof and annually thereafter, permit representatives of Bank to inspect Borrower's books and records relating to the Collateral and make extracts therefrom, with results satisfactory to Bank, provided that Bank shall use its best efforts to not interfere with the conduct of Borrower's business, and to arrange for verification of the Accounts, under reasonable procedures, acceptable to Bank, directly with the account debtors or otherwise, all at Borrower's sole expense;

          C. Promptly notify Bank of any attachment or other legal process levied against any of the Collateral and any information received by Borrower relative to the Collateral, including the Accounts, the account debtors or other Persons obligated in connection therewith, which may in any way affect the value of the Collateral or the rights and remedies of Bank in respect thereto;




                                       5.

          D. Reimburse Bank upon demand for any and all legal costs, including reasonable attorneys' fees, and other reasonable expense incurred in collecting any sums payable by Borrower under the Loan Account or any other obligation secured hereby, enforcing any term or provision of this Loan Agreement or collection of the Collateral and the preparation and enforcement of any agreement relating thereto;

          E. Notify Bank of each location and of each office of Borrower at which records of Borrower relating to the Accounts are kept;

          F. Provide, maintain and deliver to Bank policies insuring the Collateral against loss or damage by such risks and in such amounts, forms and companies as Bank may require (to the extent customarily maintained by businesses similar to Borrower) and with loss payable solely to Bank, and, in the event Bank takes possession of the Collateral, the insurance policy or policies and any unearned or returned premium thereon shall at the option of Bank become the sole property of Bank, such policies and the proceeds of any other insurance covering or in any way relating to the Collateral, whether now in existence or hereafter obtained, being hereby assigned to Bank;

          G. In the event the unpaid balance of the Facility-A Loan Account, the Facility-B Loan Account and/or the Facility-C Loan Account shall exceed the maximum amount of outstanding loans to which Borrower is entitled under Sections 1, 2 and 3 hereof, as applicable, Borrower shall immediately pay to Bank for credit to such Loan Account the amount of such excess;

          H. Maintain and preserve all rights, franchises and other authority adequate and necessary for the conduct of its business and maintain and preserve its existence in the State of its incorporation and any other state(s) in which Borrower conducts its business, except with respect to such other state(s), as the failure to do so would not have a Material Adverse Effect;

          I. Maintain public liability, property damage and workers compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses. Borrower shall provide evidence of property insurance in amounts and types acceptable to Bank, and certificates naming Bank as loss payee;

          J. Pay and discharge, before the same becomes delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and any of its other liabilities at any time existing, except to the extent and so long as: (i) the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any Materially Adverse Effect or the loss of any right of redemption from any sale thereunder; and (ii) it shall have set aside on its books reserves (segregated to the extent required by (GAAP);

          K. Maintain a standard and modern system of accounting in accordance with GAAP on a basis consistently maintained; permit Bank's representatives to have access to, and to examine its properties, books and records at all reasonable times; provided that Bank shall use its best efforts to not interfere with the conduct of Borrower's business;

          L. Maintain its properties, equipment and facilities in good order and repair; and

          M. Prior to allowing any of Borrower's raw materials, work in process, finished goods inventory and property, plant and equipment to be transported to or be held at any contract manufacturer, warehouse or other location (other than with bona fide distributors and retail accounts), Borrower shall provide notice to Bank and Borrower shall have complied with such filing and notice requirements as shall, in Bank's opinion, assure Borrower's and Bank's priority in such property over creditors of such contract manufacturer, warehouseman or operator of such other location, including, without limitation, making filings under California Commercial Code Section 2326, providing notice under California Commercial Code Section 9114 and making filings and publications as required under California Civil Code Section 3440.1 and Section 3440.5 All such filings, notices and publications shall be in form and substance satisfactory to Bank.

     12. Financial Covenants and Information. All financial covenants and financial information referenced herein shall be interpreted and prepared in accordance with GAAP as used in the United States of America applied on a basis


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


consistent with previous years. Compliance with financial covenants shall be calculated and monitored on a monthly basis, except as shall be expressly stated to the contrary. Borrower affirmatively covenants that so long as any loans, obligations or liabilities remain outstanding or unpaid to Bank, it will, on a consolidated basis:

          A. Maintain a minimum tangible net worth (meaning the excess of all assets, excluding any value for goodwill, trademarks, patents, copyrights, organization expense and other similar intangible items, over its liabilities, plus Subordinated Debt) of not less than $5,000,000.00 and beginning with the quarter ending September 30, 1997 and thereafter, of not less than $15,000,000.00.

          B. Maintain a minimum quick ratio (meaning all cash plus Accounts divided by current liabilities less deferred revenues) (1) of 0.50 to one (0.50:1.0) for the quarter ending 3/31/97, (2) of 0.75 to one (0.75:1.0) for the quarter ending June 30, 1997 and (3) beginning with the quarter ending 9/30/97 and thereafter, of 1.25 to one (1.25:1.0).

          C. As soon as it is available, but not later than forty-five (45) days after and as of the end of each quarter, deliver to Bank a quarterly 10-Q report, as filed with the Securities Exchange Commission, and a Compliance Certificate in the form of Exhibit B attached hereto and incorporated herein by this reference, certified by an officer of Borrower.

          D. As soon as it is available, but not later than ninety (90) days after the end of Borrower's fiscal year, deliver to Bank an annual 10-K report, as filed with the Securities Exchange Commission.

          E. When requesting Facility-A Loans, as soon as it is available, but not later than twenty (20) days after and as of the end of each month, deliver to Bank, in such form and detail as Bank may require, statements showing aging and reconciliation of the Accounts and collections thereon and Borrower's accounts payable and a Borrowing Base Certificate in the form of Exhibit C attached hereto and incorporated herein by this reference, certified by an officer of Borrower.

          F. Upon the reasonable request of Bank, deliver to Bank current budgets, sales projections, operating plans and other financial exhibits and information in form and substance satisfactory to Bank.

          G. Upon any officer becoming aware, deliver immediately to Bank written notice of any pending or threatened litigation claiming, or reasonably likely to result in, damages against Borrower in an amount in excess of $50,000.00.

     13. Loan Fee. In addition to any other amounts due, or to become due, concurrent with the execution hereof, in connection with: (a) the Facility-A Commitment, Borrower agrees, in lieu of a loan fee (i) to permit Bank to use the logo of Borrower in a minimum of two (2) of its advertisements and (ii) to provide Bank with a full size poster of the logo of Borrower, suitable for framing; (b) the Facility-B Commitment, Borrower agrees to deliver to Bank a loan fee in the amount of Five Thousand Dollars ($5,000.00) and (c) the Facility-C Commitment, Borrower agrees to deliver to Bank a loan fee in the amount of Five Thousand Dollars ($5,000) upon first advance.

     14. Banking Relationship. Borrower will maintain its primary banking accounts with Bank.

     15. Default and Remedies. The occurrence of any one or more of the following shall constitute an "Event of Default": (a) Default be made in the payment of any obligation by Borrower under any Loan Document; (b) Subject to clause (a) above, breach be made in any warranty, statement, promise, term or condition, contained herein or in any other Loan Document and the same shall not have been cured to the satisfaction of Bank within fifteen (15) days after Borrower shall have become aware thereof, whether by written notice from Bank, or otherwise, (except that no cure period shall exist for breaches in respect of Borrower's obligations under Section 10, Subsections 11A, B, C, F, G, H and I, Subsections 12A, B, C, D and E of this Loan Agreement, and Sections 1 and 2 of the General Security Agreement, if applicable; (c) Any statement, warranty or representation made by Borrower at any time proves false; (d) Borrower defaults in the repayment of any principal of or the payment of any interest on any indebtedness exceeding in the aggregate principal amount $50,000.00 or breaches or violates any term or provision of any promissory note, loan agreement, mortgage, indenture or



                                       7.

other evidence of such indebtedness pursuant to which amounts outstanding in the aggregate exceed $50,000.00 if the effect of such breach is to permit the acceleration of such indebtedness, whether or not waived by the note holder or obligee, and such failure shall not have been cured to Bank's satisfaction within fifteen (15) calendar days after Borrower shall become aware thereof, whether by written notice from Bank or otherwise, or there has in fact been an acceleration of such indebtedness; (e) Borrower becomes insolvent or makes an assignment for the benefit of creditors; (f) Any proceeding be commenced by Borrower under any bankruptcy, reorganization, arrangement, readjustment of debt or moratorium law or statute or, any such a proceeding is commenced against Borrower and is not dismissed or stayed within ten (10) days (provided that no Loans will be made prior to the dismissal of such proceeding); (g) Any money judgment, writ of attachment, garnishment, execution or other legal process be entered against Borrower or issued against any material property of Borrower which is not fully covered by insurance (subject to reasonable deductibles) and remains unvacated, unbonded, unstayed or unpaid or undischarged for more than fifteen (15) days (whether or not consecutive) or in any event later than five
(5) days prior to the date of any proposed sale thereunder, or if any assessment for taxes against Borrower other than real property, is made by the Federal or State government or any department thereof; or (h) Any change in Borrower's financial condition, prospects or operations which has a Material Adverse Effect. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its option and without demand first made and without notice to Borrower, do any one or more of the following: (i) Terminate its obligation to make loans to Borrower as provided in Sections 1, 2 and 3 hereof; (ii) Declare all sums secured hereby immediately due and payable; (iii) Immediately take possession of the Collateral wherever it may be found, using all necessary force so to do, or require Borrower to assemble the Collateral and make it available to Bank at a place designated by Bank which is reasonably convenient to Borrower and Bank, and Borrower waives all claims for damages due to or arising from or connected with any such taking; (iv) Proceed in the foreclosure of Bank's security interest and sale of the Collateral in any manner permitted by law, or provided for herein; (v) Sell, lease or otherwise dispose of the Collateral at public or private sale, with or without having the Collateral at the place of sale, and upon terms and in such manner as Bank may determine, and Bank may purchase same at any such sale; (vi) Retain the Collateral in full satisfaction of the obligations secured thereby; or (vii) Exercise any remedies of a secured party under the Uniform Commercial Code. Prior to any such disposition, Bank may, at its option, cause any of the Collateral to be repaired or reconditioned in such manner and to such extent as Bank may deem advisable, and any sums expanded therefor by Bank shall be repaid by Borrower and secured hereby. Bank shall have the right to enforce one or more remedies hereunder successively or concurrently, and any such action shall not estop or prevent Bank from pursuing, any further remedy which it may have hereunder or by law. If a sufficient sum is not realized from any such disposition of the Collateral to pay all obligations secured by this Loan Agreement, Borrower hereby promises and agrees to pay Bank any deficiency.

          16. Collection of Accounts by Bank. After and during the continuance of an Event of Default Bank may, without prior notice to Borrower, collect the Accounts and may give notice of assignment to any and all account debtors, and Borrower does hereby make, constitute and appoint Bank its irrevocable, true and lawful attorney with power (a) to receive, open and dispose of all mail addressed to Borrower, (b) to endorse the name of Borrower upon any checks or other evidences of payment that may come into the possession of Bank upon the Accounts, (c) to endorse the name of Borrower upon any document or instrument relating to the Collateral, in its name or otherwise, (d) to demand, sue for, collect and give acquittances for any and all moneys due or to become due upon the Accounts, (e) to compromise, prosecute or defend any action, claim or proceeding with respect thereto and (f) to do any and all things necessary and proper to carry out the purpose herein contemplated.

          17. Records Retention. Borrower authorizes Bank to destroy all invoices, delivery receipts, reports and other types of documents and records submitted to Bank in connection with the transactions contemplated herein at any time subsequent to four (4) months from the time such items are delivered to Bank.

          18. Confidentiality. Bank shall not disclose to an Person any information with respect to Borrower or any of its subsidiaries which is furnished pursuant to this Loan Agreement, except that Bank may disclose any such information (a) to its own directors, officers, employees, auditors, counsel and other professional advisors and to its affiliates if Bank in its sole discretion determines that any such party should have access to such information; (b) to another bank or lender; (c) if such information is generally available to the public; (d) if required or appropriate in any report, statement or testimony submitted to any governmental authority having, or claiming to have jurisdiction over Bank; (e) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by counsel; (f) to comply with any requirement or law applicable to Bank; (g) to the extent necessary in connection with the



                                        8.

exercise of any right or remedy under any Loan Document; (h) to any participant or assignee of Bank or any prospective participant or assignee, provided that such participant or assignee or prospective participant or assignee agrees in writing to be bound by this Section 18 prior to disclosure; or (i) otherwise with the prior consent of Borrower; provided, however, that any disclosure made in violation of this Loan Agreement shall not affect the obligations of Borrower or any of its subsidiaries under this Loan Agreement or the other Loan Documents.

     19.  Miscellaneous Provisions.

          A. Nothing herein shall in any way limit the effect of the conditions set forth in any other security or other agreement executed by Borrower, but each and every condition hereof shall be in addition thereto.

          B. No failure or delay on the part of Bank, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof.

          C. All rights and remedies existing under this Loan Agreement or any other Loan Document are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          D. All headings and captions in this Loan Agreement and any related documents are for convenience only and shall not have any substantive effect.

          E. This Loan Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law.

          F. This Loan Agreement may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto and telephonic notification that such executed counterparts has been received by Borrower and Bank.

BANK:                            BORROWER:

IMPERIAL BANK                    EXCITE,INC.
                                 a California corporation


By:  /s/ ERIN HANEY              By: /s/ RICHARD B. REDDING
   ---------------------------      -------------------------------------------
Name:   Erin Haney               Name: Richard B. Redding
     -------------------------        -----------------------------------------
Title: Assistant Vice President  Title: Vice President Financial Administration
     -------------------------         ----------------------------------------




LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A: Definitions
  SCHEDULE 1 TO EXHIBIT A: List of Specific Permitted Liens
  SCHEDULE 2 TO EXHIBIT A: List of Specific Permitted Indebtedness

EXHIBIT B: Compliance Certificate

EXHIBIT C: Borrowing Base Certificate


                                       9.

                                    EXHIBIT A

                                   DEFINITIONS


     "Accounts" means any right to payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered no matter how evidenced, including accounts receivable, contract rights, chattel paper, instruments, purchase orders, notes, drafts, acceptances, general intangibles and other forms of obligations and receivables.

     "Capital Lease" means, as to any Person, any lease of any Property by such Person as lessee that is, or should be in accordance with Financing Accounting Standards Board Statement No. 13, classified and accounted for as a "capital lease" on the balance sheet of such Person prepared in accordance with GAAP.

     "Capital Lease Obligation" means, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

     "Collateral" means any and all personal property of Borrower which is assigned or hereafter is assigned to Bank as security or in which Bank now has or hereafter acquires a security interest hereunder (including, without limitation, the Accounts), or pursuant to the terms of the General Security Agreement, the Intellectual Property Security Agreement or otherwise.

     "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including, without limitation, any such obligation for which that Person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, capital stock purchases, capital contributions or otherwise), or to maintain the solvency of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation, services or lease regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Contingent Obligation of any Person shall be deemed to be an amount equal to the maximum amount of such Person's liability with respect to the stated or determinable amount of the primary obligation for which such Contingent Obligation is incurred or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

     "Eligible Accounts" means such of Borrower's Accounts as Bank in its sole reasonable discretion shall determine are eligible from time to time; provided, however, that in no event shall Eligible Accounts include the following:

          (1) all Accounts under which payment is not received within the earlier of (a) 90 days from the applicable invoice date and (b) 60 days from the applicable payment due date;

          (2) all Accounts against which the account debtor or any other Person obligated to make payment thereon asserts any defense, offset, counterclaim or other right to avoid or reduce the liability represented by the Account;

          (3) any Accounts if the account debtor or any other Person liable in connection therewith is insolvent, subject to bankruptcy or receivership proceedings or has made an assignment for the benefit of creditors or whose credit standing is unacceptable to Bank and Bank has so notified Borrower;

          (4) accounts with respect to which the account debtor is an officer, director, shareholder, employee, subsidiary or affiliate of Borrower;

          (5) accounts due from a customer if more than twenty-five percent (25%) of the aggregate amount of accounts of such customer have at that time remained unpaid for more than the earlier of (a) ninety (90) days from the applicable invoice date and (b) sixty (60) days from the applicable payment due date;

          (6)  accounts with respect to international transactions unless either
     (a) such Accounts are insured or covered by a letter of credit in a manner and form acceptable to the Bank or (b) Bank shall have otherwise permitted in writing in its sole and absolute direction;

          (7)  salesperson's accounts for promotional purposes;

          (8) the amount by which any one account exceeds twenty-five percent (25.0%) of the total accounts receivable balance;

          (9) accounts where the account debtor is a seller to borrower, to the extent that a potential offset exists; and

          (10) accounts where the account debtor is a federal governmental entity, federal agency or instrumentality thereof.

     "Event of Default" has the meaning set forth in Section 15.

     "Facility-A Maturity Date" has the meaning set forth in Section 1.

     "Facility-B, Maturity Date" has the meaning set forth in Section 2.

     "Facility-C Maturity Date" has the meaning set forth in Section 3.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by the significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

     "General Security Agreement" means that certain General Security Agreement (Tangible and Intangible Personal Property) dated of even date herewith, made by Borrower in favor of Bank.

     "Indebtedness" means, as to any Person, without duplication, (a) all indebtedness of such Person for borrowed money, including, without limitation, all of such indebtedness outstanding under this Loan Agreement and any of the other Loan Documents, (b) all Capital Lease Obligations of such Person, (c) to the extent of the outstanding indebtedness thereunder, any obligation of such Person representing an extension of credit to such Person, whether or not for borrowed money, (d) any obligation of such Person for the deferred purchase price of Property or services (other than (i) trade or other accounts payable in the ordinary course of business in accordance with customary industry terms and
(ii) deferred franchise fees), (e) all Contingent Obligations, (f) any obligation of such Person of the nature described in clauses (a), (b), (c), (d) or (e) above, that is secured by a Lien on assets of such Person and which is non-recourse to the credit of such Person, but only to the extent of the fair market value of the assets so subject to the Lien, (g) obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person, (h) any obligation of such Person to reimburse the issuer of any letter of credit issued for the account of such Person upon which a draw has been made, and (h) any lease having the effect of indebtedness, whether or not the same shall be treated as such on the balance sheet of Borrower under GAAP.

     "IP Security Agreement" means that certain Collateral Assignment, Patent Mortgage and Security Agreement dated of even date herewith, made by Borrower in favor of Bank.

     "Lien" means any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor, upon or with respect to any property or assets.

     "Loan Account" means collectively, the Facility-A Loan Account, the Facility-B Loan Account and the Facility-C Loan Account.

     "Loan Documents" means this Loan Agreement, the General Security Agreement, IP Security Agreement, that certain Agreement to Provide Insurance (Real or Personal Property) dated of even date herewith, each as executed by Borrower in favor of Bank, together with all other documents entered into or delivered pursuant to any of the foregoing.

     "Loans" means collectively, the Facility-A Loans, the Facility-B Loans and the Facility-C Loans advanced pursuant to Sections 1, 2 and 3 hereof.

     "Material Adverse Effect" means any set of circumstances or events which
(a) has or could reasonably be expected to have any material adverse effect upon the validity or enforceability of any material provision of any Loan Document,
(b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise) or business operations of Borrower, (c) materially impairs or could reasonably be expected to materially impair the ability of Borrower, to perform its material Obligations, (d) materially impairs or could reasonably be expected to materially impair the value or priority of Bank's security interest in any Collateral or (e) materially impairs or could reasonably be expected to materially impair the ability of Bank to enforce any of its legal remedies pursuant to the Loan Documents.

     "Permitted Indebtedness" means the following:

          (1) Indebtedness of Borrower or Indebtedness and Contingent Obligations of any affiliates or subsidiaries of Borrower ("Borrower's Subsidiaries") in favor of Bank arising under this Loan Agreement and the other Loan Documents;

          (2)  The existing Indebtedness and Contingent Obligations disclosed on
     Schedule 1 attached hereto and incorporated herein by this reference; provided that the principal amount thereof is not increased and the terms thereof are not modified to impose more burdensome terms upon Borrower or any of Borrower's Subsidiaries;

          (3)  The Subordinated Debt;

          (4) Extensions, renewals or refinancings of Indebtedness permitted under this Loan Agreement, other than clause (3) immediately above;

          (5)  accrued dividends on the preferred stock of Borrower;

          (6) Indebtedness and Contingent Obligations as permitted under this Loan Agreement;

          (7)  Interest rate and currency hedging agreements;

          (8) Guaranties of suppliers to Borrower's Subsidiaries in connection with the purchase of supplies in the ordinary course of business;

          (9) Guaranties of lease obligations incurred in the ordinary course of business and to the extent otherwise permitted hereunder;

          (10) Contingent Obligations constituting Permitted Liens; and

          (11) the indebtedness referred to in clause (3)(a) of the definition of Permitted Liens.

     "Permitted Liens" means the following:

          (1) liens and security interests existing as of this date and disclosed in Schedule 2 attached hereto and incorporated herein by this reference;

          (2) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings;

          (3) liens and security interests (a) upon or in any equipment acquired or held by Borrower to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment and in an amount not greater than the purchase price thereof or (b) existing on such equipment at the time of its acquisition, provided that the lien and security interest is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

          (4) liens consisting of leases or subleases and licenses and sublicenses granted to others in the ordinary course of Borrower's business not interfering in any material respect with the business of Borrower and any interest or title of a lessor or licensor under any lease or license, as applicable;

          (5) liens securing claim or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons or entities imposed without action of such parties, provided that the payment thereof is not yet required;

          (6) liens incurred or deposits made in the ordinary course of Borrower's business in connection with worker's compensation, unemployment insurance, social security and other like laws;

          (7) liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

          (8) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not interfering in any material respect with the ordinary conduct of Borrower's business;

          (9) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (10) liens that are not prior to Bank's security interest which constitute rights of set-off of a customary nature;

          (11) any interest or title of a lessor in equipment subject to any Capitalized Lease otherwise permitted hereunder; and

          (12) any liens arising from the filing of any financing statements relating to true leases otherwise permitted hereunder.

     "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

     "Subordinated Debt" means indebtedness of Borrower, the payment of which is fully subordinated in time and right of payment to the Loans, and has been approved in Bank's sole and absolute discretion and in writing.